BRISAM CORP. PROVIDES CORPORATE UPDATE

Las Vegas, NV – February 26, 2008 – Brisam Corp. (Grey Market-BSMP) in its continuing efforts to furnish the investing public and its stockholders with current information has disclosed corporate information and accomplishments for the year ended December 31, 2007:

During fiscal 2007 Brisam, formerly known as Skynet Telematics, Inc., underwent a restructuring designed to enhance stockholder value and create a diversified holding company capable of engaging in multiple lines of business.

In May 2007, Brisam began the process of bringing all of its delinquent public filings back up to date. In only three short months, Brisam was able to file eighteen 34 Act reports and now only needs to file its Form 10-QSBs for the periods ended June 30th and September 30th, 2007 to be in compliance with its SEC filing requirements. Brisam’s management is working towards compiling the necessary documents to finalize the last two 10-QSBs and anticipates filing them within the next month.

As part of the restructuring, Brisam also enacted the following corporate changes:

•	Change in Executive Office Address to 500 N. Rainbow Blvd., Suite 300, Las Vegas, Nevada;
•	Ira Lyons is now the current sole officer and director of Brisam;

Ira Lyons, in addition to his positions with Brisam, is currently the sole officer and director of Hydrogen hybrid Technologies, Inc., a 34 Act reporting company trading on the OTC:BB under the symbol HYHY. From November 1999 to September 2003, Mr. Lyons served as the Vice President - Market Development for Exxecom Technologies / Xccept Systems, where he provided, on a contract basis, market development consulting services. In addition, from 1997 to November 1999, Mr. Lyons was the Vice President of Northern Communications Group Inc., an independent telephone directory publisher with complete in-house ad production and pagination capabilities, producing "the Gold Book" Telephone Directory. Further, Mr. Lyons holds a degree in Business Administration and Accounting from the University of Toronto.

•	Effectuated a 100:1 reverse stock split and name change from Skynet Telematics, Inc. to Brisam Corp.;
•	Issued approximately 25 million shares of common stock (post-split) for services associated with the restructuring;
•	Formed new wholly owned subsidiary, Brisam Energy Inc., to explore potential opportunities in the energy, oil and natural gas industries;
•	Changed transfer agent for its common stock to Empire Stock Transfer, Las Vegas, Nevada; and
•	Changed accounting firms to Moore and Associates, Chartered, of Las Vegas, Nevada

In addition, on February 14, 2008, Brisam Energy entered into an agreement with Trillium Management Ltd., a private Canadian company, whereby Brisam Energy has agreed to use its best efforts to fund Trillium up to USD$5 million to be used by Trillium to invest in natural resource opportunities in Canada. Brisam Energy will receive 50% of any consideration Trillium derives from an investment utilizing Brisam Energy’s funds.

Investors and stockholders are urged to read Brisam’s 34 Act reports and Form 8-Ks as they become available.

Forward-Looking Statements:

This press release may contain statements that constitute “forward-looking statements” as defined under U.S. federal securities laws describing the filing of Brisam’s 34 Act reports, compliance with its reporting obligations and the expected impact of these obligations on Brisam’s operations. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “establish,” “project” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from Brisam’s historical experience and its projections. Such forward-looking statements are inherently uncertain, and actual results may differ from those expressed or implied in the forward-looking statements. Consequently, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

Brisam’s actual results could differ materially from such forward-looking statements because of factors such as: inability to raise funds; the current state of operations; timing necessary to comply with reporting requirements; unforeseen capital deficiencies; unavailability of insurance; changes in the natural resource industry, including actions of competitors; any benefits derived from the Triullium agreement; regulatory and legal changes; and other risks associated with companies in similar industries. Brisam undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Brisam Corp.
Investor Relations, info@brisamcorp.com